[Stationery of Keating, Muething & Klekamp PLL]

MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

January 19, 2005

Great American Financial Resources, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

        This firm has served as counsel to Great American Financial Resources, Inc. (“GAFRI”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “1933 Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Base Prospectus”) relating to the offering of up to 1,500,000 shares of common stock that may be issued under GAFRI’s 1998 Agent Stock Option Plan (the “Plan”). We are familiar with GAFRI’s Certificate of Incorporation and Bylaws, each as amended to the date of this letter, and corporate proceedings generally. We have reviewed the corporate records as to the establishment of the Plan and amendments to the Plan through the date of this letter.

        Based solely upon such examination, we are of the opinion that GAFRI taken all necessary and required corporate actions in connection with the proposed issuance of up to 1,500,000 shares of GAFRI common stock pursuant to the Plan, and such common stock, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of common stock of GAFRI free of any claim of pre-emptive rights.

        The foregoing opinions are subject to the qualification that we express no opinion with respect to the laws of any jurisdiction other than the State Delaware.

        We hereby consent to the filing of this opinion as an exhibit to a Registration Statement on Form S-3 with respect to the Common Stock issuable under the Plan and to the references to this firm in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely yours, KEATING, MUETHING & KLEKAMP, P.L.L. BY: /s/Mark A. Weiss —————————————— Mark A. Weiss